EXHIBIT 21.

                                SUBSIDIARIES

                                  Percent    State or other jurisdiction of
Name                               Owned     Incorporation or organization
----                              -------    ------------------------------

InfiNet Systems LLC                50.1%     Delaware

Beijing Antai Communication
 Equipment Company, LTD. *           50%     Peoples Republic of China

FTG Venture Corporation *           100%     Delaware


*     inactive.